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                              Bingham McCutchen LLP
                               150 Federal Street
                                Boston, MA 02110

                                 October 4, 2002

Nuveen Investment Trust
333 West Wacker Drive
Chicago, Illinois 60606-1286

Chapman and Cutler
111 W. Monroe Street
Chicago, IL 60603

Re:  Nuveen Investment Trust/Nuveen NWQ Multi-Cap Value Fund

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel to Nuveen Investment Trust (the "Trust") on behalf of its series Nuveen NWQ Multi-Cap Value Fund in connection with the Trust's Post-Effective Amendment to be filed on or about October 4, 2002 (the "Amendment") to its Registration Statement on Form N-1A (as proposed to be amended, the "Registration Statement") with respect to certain of its Class A Common Shares, par value $.01 per share (the "Class A Shares"), Class B Common Shares, par value $.01 per share (the "Class B Shares"), Class C Common Shares, par value $.01 per share (the "Class C Shares") and Class R Common Shares, par value $.01 per share (the "Class R Shares", such Class A Shares, Class B Shares, Class C Shares and Class R Shares referred to collectively herein as the "Shares"). You have requested that we deliver this opinion to you in connection with the Trust's filing of such Amendment.

     In connection with the furnishing of this opinion, we have examined the following documents:

          (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;




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Nuveen Investment Trust
Chapman and Cutler
October 4, 2002
Page 2 of 4

          (b) a copy, as filed with the Secretary of the Commonwealth of Massachusetts on May 10, 1996, of the Trust's Declaration of Trust as filed with the Secretary of the Commonwealth on such date (the "Declaration");

          (c) a copy of the Trust's Amended Designation of Series dated as of September 24, 2002, as filed with the Secretary of the Commonwealth of Massachusetts on September 30, 2002 (the "Designation of Series");

          (d) a copy of the Trust's Establishment and Designation of Classes dated as of June 20, 1996 as filed with the Secretary of the Commonwealth of Massachusetts on such date (the "Designation of Classes");

          (e) a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration, Designation of Series, Designation of Classes, By-Laws, and certain resolutions adopted by the Trustees of the Trust; and

          (f) a printer's proof received on October 1, 2002 of the Amendment.

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Amendment, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (f) above.

     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.





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Nuveen Investment Trust
Chapman and Cutler
October 4, 2002
Page 3 of 4

     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     As to any opinion below relating to the due organization or existence of the Trust under the laws of the Commonwealth of Massachusetts, our opinion relies entirely upon and is limited by the certificate of public officials referred to in (a) above.

     This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law or internal substantive rules of law, which any tribunal may apply to such transaction. In addition, to the extent that the Trust's Declaration or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that:

     1. The Trust is duly organized and existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

     2. The Shares, when issued and sold in accordance with the Trust's Declaration of Trust, Designation of Classes, Designation of Series and



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Nuveen Investment Trust
Chapman and Cutler
October 4, 2002
Page 4 of 4

By-Laws and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

     We hereby consent to your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares and to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Bingham McCutchen LLP

                                            BINGHAM McCUTCHEN LLP